LeBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                               50 N. Laura Street
                                   Suite 2800
                             Jacksonville, FL 32202



                                                    May 9, 1997


Florida Rock Industries, Inc.
P. O. Box 4667
Jacksonville, FL  32201

         Re: Florida Rock Industries, Inc. 1996 Stock Option Plan - Registration Statement on Form S-8

Ladies and Gentlemen:

     We are special counsel to Florida Rock Industries, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 500,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share, pursuant to the Florida Rock Industries, Inc. 1996 Stock Option Plan (the "Plan").

     In  rendering  this  opinion,  we  have  examined:   (a) the  Registration
Statement; (b) the Company's prospectus, dated May 9, 1997; (c) a copy of the Company's articles of incorporation and all amendments thereto; (d) a copy of the Company's bylaws; and (e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Shares pursuant to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company has been incorporated under the laws of Florida and the Company's status is active.

     2. The Shares will be legally issued,  fully paid and nonassessable  when:
(i) the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been issued and sold in the manner contemplated by the Plan; and (iii) certificates representing the Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

     The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

     This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as special counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

     In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,


                                          LeBOEUF, LAMB, GREENE & MacRAE, L.L.P.